Exhibit 4.3

BAZAARVOICE, INC.

AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

THIS AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (this “Agreement”) is made as of February 9, 2010 by and among Bazaarvoice, Inc., a Delaware corporation (the “Company”), the individuals and entities listed on Schedule A hereto (each, an “Investor” and collectively, the “Investors”) and the individuals listed on Schedule B hereto (each, a “Founder” and collectively, the “Founders”).

R E C I T A L S

WHEREAS, the Company and certain of the Investors are parties to that certain Series E Preferred Stock Purchase Agreement of even date herewith (the “Series E Agreement”);

WHEREAS, the Company, the Founders and the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (collectively, the “Prior Parties”) have previously entered into that certain Amended and Restated Right of First Refusal and Co-Sale Agreement dated as of May 30, 2008 (as amended, the “Prior Agreement”);

WHEREAS, pursuant to Section 7(d) thereof, the Prior Agreement may be amended with the written consent of (i) the Company, (ii) the Founders holding at least a majority of the shares of Common Stock then held by the Founders (as defined therein) and (iii) the Majority Investors (as defined therein); and

WHEREAS, in order to induce certain of the Investors to purchase shares of Series E Preferred Stock pursuant to the Series E Agreement, the Prior Parties desire to enter into this Agreement in order to amend, restate and supersede the Prior Agreement and hereby agree that this Agreement shall govern the first refusal and co-sale rights and obligations set forth herein.

A G R E E M E N T

NOW, THEREFORE, in consideration of the premises set forth above and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties agree as follows:

1. Restriction on Transfer. During the term of this Agreement, all of the Company’s capital stock now owned or hereafter acquired by each Founder (the “Shares”) shall be subject to the terms and conditions of this Agreement. No transfer, whether voluntary or involuntary, of the Shares shall be valid unless it is made pursuant to the terms and conditions of this Agreement. Notwithstanding the foregoing, each Founder shall have the right to transfer, without compliance with the terms and conditions of this Agreement, (A) on a cumulative basis, up to 6% of the aggregate number of Shares owned by such Founder, provided that such Shares are transferred to one or more “accredited investors” (as defined under Rule 501 promulgated under the Securities Act of 1933, as amended), and (B) all or part of the Shares to (i) such Founder’s spouse, ancestors, descendants, brothers or sisters, whether related by consanguinity or affinity (collectively, “Immediate Family”), (ii) a custodian, trustee (including a trustee of a voting trust), executor or other fiduciary exclusively for the account of such Founder and/or such Founder’s Immediate Family or (iii) a corporation, partnership or any other entity, provided such corporation, partnership or other entity is owned exclusively by such Founder and/or such Founder’s Immediate Family; provided, however, that in the case of (A) and (B) above, the terms and conditions of this Agreement shall be binding upon any such transferee and such transferee shall so acknowledge in writing prior to any such transfer.

2. Right of First Refusal and Co-Sale. In the event that a Founder desires to sell (or otherwise transfer) (a “Transferring Founder”), and has received a bona fide offer in writing from an unaffiliated third party to buy, any Shares (a “Transfer”), the Transferring Founder shall first notify the Company and each of the Investors in writing of the proposed Transfer (the “Transfer Notice”). Each Transfer Notice shall contain all material terms of the proposed Transfer, including, without limitation, a copy of the written offer received, the name and address of the prospective purchaser (or transferee), the purchase price and terms of payment, the date and place of the proposed Transfer, and the number and description of Shares proposed to be Transferred by the Transferring Founder (the “Offered Shares”).

(a) Right of First Refusal.

(i) Company’s Right of First Refusal. The Company shall have an option for a period of fifteen (15) days from the date the Transfer Notice is given to elect to purchase the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice (or terms and conditions as similar as reasonably possible). The Company may exercise such purchase option and, thereby, purchase all (or any portion of) the Offered Shares by notifying the Transferring Founder in writing before expiration of such fifteen (15) day period as to the number of such shares that it wishes to purchase. If the Company gives the Transferring Founder notice that it desires to purchase such shares, then payment for the Offered Shares shall be by check or wire transfer, against delivery of the Offered Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than the later of (i) thirty (30) days after the date the Transfer Notice is given or (ii) the date contemplated in the Transfer Notice for the closing with the prospective third party transferee(s). If the Company fails to purchase all of the Offered Shares by exercising the option granted in this Section 2(a)(i) within the period provided, the Company shall so notify each Investor (the “Additional Transfer Notice”) and the Offered Shares shall be subject to the options granted to the Investors pursuant to this Agreement. The Additional Transfer Notice shall include all of the information and certifications required in a Transfer Notice and shall additionally identify the Offered Shares that the Company has declined to purchase (the “Remaining Shares”) and briefly describe the Investors’ rights of first refusal and co-sale rights with respect to the proposed Transfer.

(ii) Investors’ Right of First Refusal. Each Investor shall have an option for a period of fifteen (15) days from the date the Additional Transfer Notice is given to elect to purchase such Investor’s pro rata share of the Remaining Shares at the same price and subject to the same material terms and conditions as described in the Additional Transfer Notice. Each Investor may exercise such purchase option and, thereby, purchase all (or any portion of) such Investor’s pro rata share of the Remaining Shares (with any reallotments as provided below), by notifying the Transferring Founder and the Company in writing, before expiration of such fifteen (15) day period as to the number of such shares that it wishes to purchase (including any reallotment). For the purpose of the preceding sentence, each Investor’s pro rata share shall be a fraction of the Remaining Shares, the numerator of which shall be the number of shares of Common Stock (assuming conversion of all securities then outstanding that are convertible into Common Stock) owned by such Investor on the date of the Transfer Notice and the denominator of which shall be the total number of shares of Common Stock (assuming conversion of all securities then outstanding that are convertible into Common Stock) held by all Investors on the date of the Transfer Notice. Each Investor electing to exercise the right to purchase its full pro rata share of the Remaining Shares (a “Participating Investor”) shall have a right of reallotment such that, if any other Investor fails to exercise the right to purchase its full pro rata share of the Remaining Shares, each such Participating Investor may elect to purchase all (or any portion of) such Participating Investor’s pro rata share of the Remaining Shares not previously purchased. For the purpose of the preceding sentence, each Participating Investor’s pro rata share shall be a fraction of the Remaining Shares not previously purchased, the numerator of which shall be the number of shares of Common Stock (assuming conversion of all securities then outstanding that are convertible into Common Stock) owned by such Participating Investor on the date of the Transfer Notice and the denominator of which shall be the total number of shares of Common Stock (assuming conversion of all securities then outstanding that are convertible into Common Stock) held by all Participating Investors on the date of the Transfer Notice. If an Investor gives the Transferring Founder notice that it desires to purchase its pro rata share of the Remaining Shares and, as the case may be, its reallotment, then payment for the Remaining Shares shall be by check or wire transfer, against delivery of the Remaining Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than the later of (i) thirty (30) days after the Additional Transfer Notice is given or (ii) the date contemplated in the Transfer Notice for the closing with the prospective third party transferee(s).

(b) Investors’ Right of Co-Sale. To the extent the Company and the Investors do not exercise their respective rights of refusal as to all of the Offered Shares or the Remaining Shares, as applicable, pursuant to Section 2(a), then each Investor (a “Selling Investor” for purposes of this subsection (b)) that notifies the Transferring Founder in writing within ten (10) days from the date the Additional Transfer Notice is given, shall have the right to participate in such sale of Shares on the same terms and conditions as specified in the Transfer Notice. The Selling Investor shall indicate the number of shares of the Company’s capital stock it then holds that it wishes to sell pursuant to this Section 2(b) (the “Selling Investor Shares”). To the extent one or more of the Investors exercise such right of participation in accordance with the terms and conditions set forth below, the number of Shares that the Transferring Founder may sell in the Transfer shall be correspondingly reduced. Each Selling Investor may sell all or any part of its Selling Investor Shares equal to the product obtained by multiplying (i) the aggregate number of Offered Shares (after reduction for repurchases by the Company or purchases by the Investors pursuant to Section 2(a), if any) by (ii) a fraction, the numerator of which shall be the number of shares of Common Stock (assuming conversion of all securities then outstanding that are convertible into Common Stock) owned by the Selling Investor on the date of the Transfer Notice and the denominator of which shall be the total number of shares of Common Stock (assuming conversion of all securities then outstanding that are convertible into Common Stock) owned by the Transferring Founder and by all of the Selling Investors on the date of the Transfer Notice. Each Selling Investor shall effect its participation in the sale by promptly delivering to the Transferring Founder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer. To the extent that any prospective purchaser or purchasers refuses to purchase shares or other securities from a Selling Investor exercising its rights of co-sale hereunder, the Transferring Founder shall not sell to such prospective purchaser or purchasers any Shares unless and until, simultaneously with such sale, the Transferring Founder purchases such shares or other securities from such Selling Investor for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice.

(c) Right to Transfer. To the extent that the Company and the Investors have not exercised their respective rights of first refusal as to the Offered Shares or the Remaining Shares, as applicable, within the time periods specified in Section 2(a) and the Investors have not exercised their rights to participate in the sale of the Offered Shares or the Remaining Shares within the time periods specified in Section 2(b), then the Transferring Founder shall be free to sell any such Offered Shares of Remaining Shares to such prospective purchaser on the same terms and conditions as outlined in the Transfer Notice, and provided that in the event such shares are not sold within ninety (90) days of the date of the Transfer Notice, they shall once again be subject to the right of first refusal and co-sale provided herein.

3. Put Option. In the event the Transferring Founder should sell any Shares in contravention of the co-sale rights of the Investors under Section 2(b) (a “Prohibited Transfer”), the Investors, in addition to such other remedies as may be available at law, in equity or hereunder, shall have the put option provided below, and the Transferring Founder shall be bound by the applicable provisions of such option. In the event of a Prohibited Transfer, each Investor shall have the right to sell to the Transferring Founder the type and number of shares of the Company’s capital stock then held by such Investor equal to the number of shares each Investor would have been entitled to transfer to the third-party transferee(s) under Section 2(b) hereof had the Prohibited Transfer been effected pursuant to and in compliance with the terms hereof. Such sale shall be made on the following terms and conditions:

(a) The price per share at which the shares are to be sold to the Transferring Founder shall be equal to the price per share paid by the third-party transferee(s) to the Transferring Founder in the Prohibited Transfer. The Transferring Founder shall also reimburse each Investor for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investor’s rights under Section 2 and this Section 3.

(b) Within ninety (90) days after the later of the dates on which the Investor (X) received notice of the Prohibited Transfer or (Y) otherwise became aware of the Prohibited Transfer, each Investor shall, if exercising the put option created hereby, deliver to the Transferring Founder the certificate or certificates representing shares to be sold, each certificate to be properly endorsed for transfer.

(c) The Transferring Founder shall, upon receipt of the certificate or certificates for the shares to be sold by an Investor pursuant to this Section 3, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 3(a), in cash or by other means acceptable to an Investor.

(d) Notwithstanding the foregoing, any attempt by the Transferring Founder to transfer Shares in violation of Section 2 shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee(s) as a stockholder.

4. Right of First Refusal on Investor Shares. In the event that an Investor desires to sell (or otherwise transfer) (a “Transferring Investor”), and has received a bona fide offer in writing from an unaffiliated third party to buy (an “Investor Transfer”), any shares of the Company’s capital stock now owned or hereafter acquired by such Investor (“Investor Shares”), the Transferring Investor shall first notify the Company and each of the Investors in writing of the proposed sale (the “Investor Transfer Notice”). Each Investor Transfer Notice shall contain all material terms of the proposed Investor Transfer, including, without limitation, a copy of the written offer received, the name and address of the prospective purchaser (or transferee), the purchase price and terms of payment, the date and place of the proposed Investor Transfer, and the number and description of Investor Shares proposed to be Transferred by the Transferring Investor (the “Offered Investor Shares”). Notwithstanding anything to the contrary herein, an Investor may transfer any Investor Shares (a) to its general or limited partners, shareholders, owners or beneficiaries or (b) to an entity wholly owned by or organized for the exclusive benefit of the general or limited partners, shareholders, owners, directors, employees or beneficiaries of such entity; provided, however, that in each case, the terms and conditions of this Agreement shall be binding upon any such transferee and such transferee shall so acknowledge in writing prior to any such transfer.

(a) Right of First Refusal.

(i) Investors’ Right of First Refusal. Each Investor shall have an option for a period of fifteen (15) days from the date the Investor Transfer Notice is given to elect to purchase such Investor’s pro rata share of the Offered Investor Shares at the same price and subject to the same material terms and conditions as described in the Investor Transfer Notice. Each Investor may exercise such purchase option and, thereby, purchase all (or any portion of) such Investor’s pro rata share of the Offered Investor Shares (with any reallotments as provided below), by notifying the Transferring Investor and the Company in writing, before expiration of such fifteen (15) day period as to the number of such shares that it wishes to purchase (including any reallotment). For the purpose of the preceding sentence, each Investor’s pro rata share shall be a fraction of the Offered Investor Shares, the numerator of which shall be the number of shares of Common Stock (assuming conversion of all securities then outstanding that are convertible into Common Stock) owned by such Investor on the date of the Investor Transfer Notice and the denominator of which shall be the total number of shares of Common Stock (assuming conversion of all securities then outstanding that are convertible into Common Stock) held by all Investors on the date of the Investor Transfer Notice. Each Investor electing to exercise the right to purchase its full pro rata share of the Offered Investor Shares (a “Purchasing Investor”) shall have a right of reallotment such that, if any other Investor fails to exercise the right to purchase its full pro rata share of the Offered Investor Shares, each such Purchasing Investor may elect to purchase all (or any portion of) such Purchasing Investor’s pro rata share of the Offered Investor Shares not previously purchased. For the purpose of the preceding sentence, each Purchasing Investor’s pro rata share shall be a fraction of the Offered Investor Shares not previously purchased, the numerator of which shall be the number of shares of Common Stock (assuming conversion of all securities then outstanding that are convertible into Common Stock) owned by such Purchasing Investor on the date of the Investor Transfer Notice and the denominator of which shall be the total number of shares of Common Stock (assuming conversion of all securities then outstanding that are convertible into Common Stock) held by all Purchasing Investors on the date of the Investor Transfer Notice. If an Investor gives the Transferring Investor notice that it desires to purchase its pro rata share of the Offered Investor Shares and, as the case may be, its reallotment, then payment for the Offered Investor Shares shall be by check or wire transfer, against delivery of the Offered Investor Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than the later of (i) thirty (30) days after the Investor Transfer Notice is given or (ii) the date contemplated in the Investor Transfer Notice for the closing with the prospective third party transferee(s). If the Investors fail to purchase all of the Offered Investor Shares by exercising the option granted in this Section 4(a)(i) within the period provided, the Transferring Investor shall so notify the Company (the “Additional Investor Transfer Notice”) and such remaining Offered Investor Shares shall be subject to the option granted to the

Company pursuant to Section 4(a)(ii) of this Agreement. The Additional Investor Transfer Notice shall include all of the information and certifications required in a Investor Transfer Notice and shall additionally identify the Offered Investor Shares that the Investors have declined to purchase (the “Remaining Offered Investor Shares”) and briefly describe the Company’s rights of first refusal with respect to the proposed Investor Transfer.

(ii) Company’s Right of First Refusal. The Company (or any third party designated by the Company) shall have an option for a period of fifteen (15) days from the date the Additional Investor Transfer Notice is given to elect to purchase the Remaining Offered Investor Shares at the same price and subject to the same material terms and conditions as described in the Additional Investor Transfer Notice (or terms and conditions as similar as reasonably possible). The Company may exercise such purchase option and, thereby, purchase all (or any portion of) the Remaining Offered Investor Shares by notifying the Transferring Investor in writing before expiration of such fifteen (15) day period as to the number of such shares that it wishes to purchase. If the Company gives the Transferring Investor notice that it desires to purchase such shares, then payment for the Remaining Offered Investor Shares shall be by check or wire transfer, against delivery of the Remaining Offered Investor Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be no later than the later of (i) thirty (30) days after the date the Additional Investor Transfer Notice is given or (ii) the date contemplated in the Additional Investor Transfer Notice for the closing with the prospective third party transferee(s).

(b) To the extent that the Investors and the Company have not exercised their respective rights of first refusal as to the Offered Investor Shares or the Remaining Offered Investor Shares, as applicable, within the time periods specified in Section 4(a), the Transferring Investor shall be free to sell any such Investor Shares to such prospective purchaser on the same terms and conditions as outlined in the Investor Transfer Notice, and provided that in the event such Investor Shares are not sold within ninety (90) days of the date of the Investor Transfer Notice, they shall once again be subject to the right of first refusal provided herein.

5. Restrictive Legend and Stop Transfer Instructions

(a) Legend. Each Founder and Investor understands and agrees that the Company will cause the legend set forth below, or a legend substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares held by such Founder or Investor Shares held by such Investor:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO AND MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH CERTAIN RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE AS SET FORTH IN A RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICES OF THE COMPANY. SUCH RIGHTS OF FIRST REFUSAL AND RIGHTS OF CO-SALE ARE BINDING ON THE TRANSFEREES OF THESE SHARES.

(b) Stop Transfer Instructions. In order to ensure compliance with the restrictions referred to herein, each Founder and Investor agrees that the Company may issue appropriate “stop transfer” instructions.

(c) Transfers. No Shares or Investor Shares shall be transferred unless such transfer is made in compliance with applicable federal and state securities laws. The Company shall not be required (i) to transfer on its books any Shares or Investor Shares that have been transferred in violation of any provision of this Agreement or (ii) to treat as the owner of such Shares or Investor Shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such Shares or Investor Shares have been so transferred.

6. Termination. This Agreement shall terminate and be of no further force and effect upon the earliest to occur of (i) the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of the Company’s securities to the general public; (ii) the closing of the Company’s sale of all or substantially all of its assets or the acquisition of the Company by another entity by means of any transaction or series of related transactions (including, without limitation, any merger, consolidation or other form of reorganization in which outstanding shares of the Company are exchanged for securities or other consideration issued, or caused to be issued, by the acquiring entity or its subsidiary), unless the Company’s stockholders of record as constituted immediately prior to such transaction or series of related transactions will, immediately after such transaction or series of related transactions, hold at least a majority of the voting power of the surviving or acquiring entity exclusively by virtue of shares received in such transaction or series of related transactions with respect to shares of the Company’s capital stock; or (iii) the date upon which the Company becomes subject to the periodic requirements of Sections 12(g) or 15(d) of the Securities Exchange Act of 1934.

7. Miscellaneous.

(a) Governing Law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS BY THE INTERNAL LAWS OF THE STATE OF DELAWARE AS APPLIED TO AGREEMENTS ENTERED INTO AMONG DELAWARE RESIDENTS TO BE PERFORMED ENTIRELY WITHIN DELAWARE, WITHOUT REGARD TO CONFLICT OF LAWS RULES.

(b) Successors and Assigns. Except as otherwise provided herein, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the respective successors, assigns, heirs, executors and administrators of the parties to this Agreement. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(c) Entire Agreement. This Agreement, including the exhibits attached to this Agreement, and the other documents delivered pursuant to this Agreement constitute the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth herein or therein.

(d) Amendment. This Agreement may be terminated and any term of this Agreement may be amended or waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of (i) the Company, (ii) the Founders holding at least a majority of the shares of Common Stock then held by the Founders and (iii) the Investors holding at least a majority of the shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock (the “Majority Investors”); provided, however, (i) additional parties may be added as Investors under this Agreement and Section 4 of this Agreement may be amended, in each case, with the written consent of the Company and the Majority Investors but without requiring the separate consent of the Founders; provided further, however, that, for so long as Battery Ventures VIII, L.P. (“Battery”) holds at least 600,000 shares of Series C Preferred Stock (subject to appropriate adjustment for stock splits, stock dividends and combinations), in the event any such termination, amendment or waiver shall uniquely and adversely affect the rights or obligations of Battery in a different manner than all of the Investors, such termination, amendment or waiver shall require the written consent of Battery; provided further, however, that, for so long as Eastern Advisors holds at least 600,000 shares of Series D Preferred Stock or at least 140,000 shares of Series E Preferred Stock (in each case, subject to appropriate adjustment for stock splits, stock dividends and combinations), in the event any such termination, amendment or waiver shall uniquely and adversely affect the rights or obligations of Eastern Advisors in a different manner than all of the Investors, such termination, amendment or waiver shall require the written consent of Eastern Advisors. Any termination, amendment or waiver effected in accordance with this subsection (d) shall be binding upon each Investor, each Founder and the Company.

(e) Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision, provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

(f) Attorney’s Fees. In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

(g) Notices. All notices and other communications required or permitted under this Agreement shall be in writing and shall be delivered personally by hand or by courier, mailed by certified United States, postage prepaid, return receipt requested, sent by facsimile or sent by electronic mail directed (a) if to an Investor, at such Investor’s address, facsimile number or electronic mail address set forth on Schedule A, or at such other address, facsimile number or electronic mail address as such Investor may designate by ten (10) days’ advance written notice to the other parties hereto, (b) if to a Founder, at such Founder’s address, facsimile number or electronic mail address set forth on Schedule B, or at such other address, facsimile number or electronic mail address as such Founder may designate by ten (10) days’ advance written notice to the other parties hereto or (c) if to the Company, to its address, facsimile number or electronic mail address set forth on its signature page to this Agreement and directed to the attention of the President, or at such other address, facsimile number or electronic mail address as the Company may designate by ten (10) days’ advance written notice to the other parties hereto. All such notices and other communications shall be effective or deemed given upon personal delivery, five (5) days after mailing, upon confirmation of facsimile transfer or upon confirmation of electronic mail delivery.

(h) Sale, Sell, Transfer, etc. The words “sale,” “sell,” “transfer,” and the like shall include any disposition by way of transfer with or without consideration, to any persons for any purpose and include, without limitation, public or private offerings, exchanges, mergers, consolidations, reorganizations, redemptions, or any other transaction affecting the Company’s capital stock held by the Founder and Investors.

(i) Ownership. Each Founder represents and warrants that, as of the date hereof, such Founder is the sole legal and beneficial owner of the shares of stock subject to this Agreement and that no other person has any interest (other than a community property interest) in such shares.

(j) Conflict with Other Rights of First Refusal. Each of the Founders has entered into a restricted stock purchase agreement with the Company, which agreement contains a right of first refusal provision in favor of the Company. The right of first refusal provisions contained in this Agreement shall supersede and replace the right of first refusal provisions contained in each Founder’s restricted stock purchase agreement; provided, however, that the other provisions contained in the Founder’s restricted stock purchase agreement shall remain in full force and effect.

(k) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

(l) Telecopy Execution and Delivery. A facsimile, telecopy or other reproduction of this Agreement may be executed by one or more parties to this Agreement, and an executed copy of this Agreement may be delivered by one or more parties to this Agreement by facsimile or similar electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party to this Agreement, all parties to this Agreement agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction of this Agreement.

(m) Joint Product. This Agreement is the joint product of the Company and the parties hereto, and each provision hereof and thereof has been the subject of mutual consultation, negotiation and agreement of the Company and the parties hereto and shall not be construed against any party hereto.

(n) Prior Agreement. Upon the execution hereof by the Company, the Founders holding at least a majority of the shares of Common Stock then held by the Founders (as defined in the Prior Agreement) and the Majority Investors (as defined in the Prior Agreement), this Agreement shall amend, restate and supersede the Prior Agreement, such that the Prior Agreement shall be of no further force or effect.

[Signature page follows.]

IN WITNESS WHEREOF, the parties have executed this Agreement on the day, month and year first set forth above.

“Company”

BAZAARVOICE, INC.

By:	/s/ Brett A. Hurt
Brett A. Hurt,
President

Address:
3900 N. Capital of Texas Highway, Suite 300
Austin, TX 78746
Fax: 512-732-9997

BAZAARVOICE, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

“Founders”

/s/ Brant Barton
Brant Barton

/s/ Brett A. Hurt
Brett A. Hurt

BAH TRUST

By:	/s/ Debra J. Hurt
Debra Hurt,
Trustee

BAZAARVOICE, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

“Investor”

EA PRIVATE INVESTMENTS, LLC

By:	/s/ Scott Booth

Name:	Scott Booth

Title:	Managing Partner

EASTERN ADVISOR FUND, LP

By:	/s/ Scott Booth

Name:	Scott Booth

Title:	Managing Partner

EASTERN ADVISOR OFFSHORE FUND, LTD

By:	/s/ Scott Booth

Name:	Scott Booth

Title:	Managing Partner

BAZAARVOICE, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

“Investor”

BATTERY VENTURES VIII, L.P.

By:	Battery Partners VIII, L.L.C.,
its general partner

By:	/s/ Neeraj Agrawal

Name:	Neeraj Agrawal

Title:	Managing Member

BAZAARVOICE, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

“Investor”

AUSTIN VENTURES VIII, L.P.

By:	AV Partners VIII, L.P.,
its general partner

By:	/s/ Chris Pacitti

Name:	Chris Pacitti

Title:	General Partner

BAZAARVOICE, INC.

SIGNATURE PAGE TO AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

Schedule A

Schedule of Investors

Investor’s Name and Address

EA Private Investments, LLC

Eastern Advisor Fund, LP

Eastern Advisor Offshore Fund, LTD

101 Park Avenue, 33/F

New York, NY 10178

Fax: 212-984-2331

Attn:	Mitchell Green
Scott Booth

mitchell@easternadvisors.com

Battery Ventures VIII, L.P.

Reservoir Woods

930 Winter Street, Suite 2500

Waltham, MA 02451

Fax: (781) 478-6601

Attn: Neeraj Agrawal

neeraj@battery.com

Austin Ventures VIII, L.P.

300 W. 6th Street, Suite 2300

Austin, Texas 78701

Fax: 512.476.3952

Attn: Chris Pacitti

cpacitti@austinventures.com

Constantin Partners II, LLC

119 Forbes Ave.

San Rafael, CA 94901

Attn: Julie Constantin

julieconstantin@comcast.net

Steven M. Katz

[***]

First Round Capital 2005 LP

100 Four Falls Corporate Center

Suite 104

West Conshohocken, PA 19428

Fax: 610.834.7635

Attn: Jeffrey Donnon

Email: jeff@firstround.com

First Round Jingle LP

100 Four Falls Corporate Center

Suite 104

West Conshohocken, PA 19428

Fax: 610.834.7635

Attn: Jeffrey Donnon

Email: jeff@firstround.com

Peter Fader

[***]

Investor’s Name and Address

Dwight Foster

[***]

Robert Harteveldt

[***]

Arthur Holcombe

[***]

Ralph Mack

[***]

Old Town Capital LLC

440 W. 62nd Street

Burr Ridge, IL 60527

Attn: Jamie Crouthamel

jc@oldtowncapital.com

David Reibstein

[***]

Eric Simone

[***]

Compete Investments, LLC

1239-A Parkway

Austin, TX 78703

Attn: Eric Simone

esimone@austin.rr.com

Bruce Spitzengel

[***]

Bozeman LP

[***]

European Founders Fund GmbH & Co.

Beteiligungs KG Nr. 3

45 Lindenallee Koln

Germany 50968

WS Investment Company LLC

650 Page Mill Road

Palo Alto, CA 94304

Fax: 650.493.6811

Attn: Jim Terranova

jterranova@wsgr.com

Suneet Paul

[***]

Mack Capital, LLC

Attn: Ralph Mack

13 Wrights Mill Road

Armonic, NY 10504

rmack@mackcapital.net

First Round Capital 2007 Annex Fund LP

Attn: Jeffrey Donnon

100 Four Falls Corporate Center

Suite 104

W. Conshohocken, PA 19428

jeff@firstround.com

Investor’s Name and Address

First Round Capital 2007 Annex Fund Q-LP

Attn: Jeffrey Donnon

100 Four Falls Corporate Center

Suite 104

W. Conshohocken, PA 19428

jeff@firstround.com

Martin R. Lautman

[***]

Christine Allegro

[***]

Maples Investments II, L.P.

Attn: Mike Maples, Jr.

2440 Sand Hill Road, Suite 100

Menlo Park, CA 94025

mike@maplesinvestments.com

Crown Violet, Ltd.

Attn: Jeff Pennell

P.O. Box 685259

Austin, TX 78768

GH1 Ventures, LLC

Attn: Brian P. Grigsby

2520 Tanglewood Tr.

Austin, TX 78703

brian@ravenvp.com

David E. Gibbs

[***]

Schedule B

Schedule of Founders

Founder	Shares of Common Stock

Brant Barton [***]	664,813

Brett A. Hurt [***]	5,552,546

BAH Trust [***]	1,748,251